UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 4, 2021

Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39432	84-4946470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Woodward Avenue Detroit, MI 48226
(Address of principal executive offices) (Zip Code)

(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On October 5, 2021, Rocket Mortgage, LLC (the “Issuer”) and Rocket Mortgage Co-Issuer, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each an indirect subsidiary of Rocket Companies, Inc. (the “Company”), closed their previously announced offering of $1,150.0 million aggregate principal amount of 2.875% senior notes due 2026 (the “2026 Notes”) and $850.0 million aggregate principal amount of 4.000% senior notes due 2033 (the “2033 Notes” and collectively with the 2026 Notes, the “Notes”) in private transactions pursuant to Rule 144A and/or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). The Notes were issued pursuant to an Indenture, dated as of October 5, 2021 (the “Indenture”), among the Issuers, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

The net proceeds of the offering will be used (i) to purchase, in a previously announced tender offer and consent solicitation (the “Tender Offer”), any and all of the $1.01 billion outstanding principal amount of the Issuer’s 5.250% Senior Notes due 2028 (the “2028 Notes”) at the applicable tender prices, plus accrued and unpaid interest, (ii) to pay fees and expenses related to the Offering and the Tender Offer, and (iii) for general corporate purposes. As described below, $941,436,000 aggregate principal amount of the 2028 Notes were purchased on the October 5, 2021 (the “Early Settlement Date”).

The 2026 Notes mature on October 15, 2026 unless earlier redeemed or repurchased. No sinking fund is provided for the 2026 Notes.  Cash interest on the 2026 Notes will accrue from October 5, 2021 and is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2022, at a rate of 2.875% per year.

The 2033 Notes mature on October 15, 2033 unless earlier redeemed or repurchased. No sinking fund is provided for the 2033 Notes.  Cash interest on the 2033 Notes will accrue from October 5, 2022 and is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2022, at a rate of 4.000% per year.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by certain of the Issuer’s subsidiaries. In the future, each of the Issuer’s or Co-Issuer’s domestic wholly-owned subsidiaries that becomes an issuer or guarantor under the Issuers’ existing notes will guarantee the Notes.

Prior to October 15, 2023, the Issuers may redeem the 2026 Notes at their option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. On or after October 15, 2023, the Issuers may redeem the 2026 Notes at their option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture.

The Issuers may also redeem the 2026 Notes prior to April 15, 2023, at any time or from time to time, in an amount equal to the net cash proceeds received by the Issuers or any parent thereof from any equity offering at a redemption price equal to 102.875% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2026 Notes (calculated after giving effect to any issuance of additional notes that are 2026 Notes), provided that the redemption takes place not later than 90 days after the closing of the related equity offering; and not less than 60% of the principal amount of the 2026 Notes remains outstanding immediately thereafter.

Prior to October 15, 2027, the Issuers may redeem the 2033 Notes at their option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2033 Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. On or after October 15, 2027, the Issuers may redeem the 2033 Notes at their option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture.

The Issuers may also redeem the 2033 Notes prior to April 15, 2024, at any time or from time to time, in an amount equal to the net cash proceeds received by the Issuers or any parent thereof from any equity offering at a redemption price equal to 104.000% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2033 Notes (calculated after giving effect to any issuance of additional notes that are 2033 Notes), provided that the redemption takes place not later than 90 days after the closing of the related equity offering; and not less than 60% of the principal amount of the 2033 Notes remains outstanding immediately thereafter.

The Indenture contains covenants that limit the ability of the Issuer and its subsidiaries to, among other things: (i) create liens on assets and (ii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control triggering events, the Issuers shall offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Issuers, or any of their significant subsidiaries, after which the Notes become automatically due and payable.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, or to non-U.S. investors in reliance on Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Supplemental Indenture

The information required by Item 1.01 contained in Item 8.01 of this Current Report on Form 8-K relating to the entry into the Supplemental Indenture (as defined below) is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to the Indenture is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.

Early Tender Results

On October 4, 2021, the Company issued a press release announcing the early tender results of the Issuer’s previously announced Tender Offer to purchase any and all of the $1.01 billion outstanding aggregate principal amount of the 2028 Notes. A copy of the press release announcing the early tender results is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company announced that $941,436,000 in aggregate principal amount of the Notes were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on October 4, 2021 (the “Early Tender Deadline”). Such Notes will be accepted for repurchase at a price of $1,077.50 per $1,000 of principal amount of the Notes, plus accrued and unpaid interest from the last interest payment date on such purchased Notes up to, but not including, the Early Settlement Date, as such term is defined in, and subject to the conditions set forth in, the Offer to Purchase and Consent Solicitation Statement dated September 21, 2021 (the “Statement”). The Early Settlement Date was October 5, 2021.

The Company also announced the results of the Company’s previously announced solicitation of consents (the “Consents”) from holders of the Notes (the “Consent Solicitation”) to amend certain provisions of the indenture, dated as of December 8, 2017 (the “2028 Notes Indenture”), which governs the Notes to (i) eliminate substantially all of the restrictive covenants in the 2028 Notes Indenture and the Notes, (ii) eliminate all events of default other than events of default relating to the failure to pay principal of and interest on the Notes, and (iii) shorten the minimum notice period under the 2028 Notes Indenture for optional redemptions by the Issuer from at least 30 days but not more than 60 days to at least five business days but not more than 60 days (the “Proposed Amendments”). The Company announced that it received 93.21% of the Consents. As a result, the requisite consents to effect the Proposed Amendments with respect to the Notes, as described in the Statement, were received as of October 4, 2021. Accordingly, on October 4, 2021, the Issuer, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), executed and delivered a first supplemental indenture to the 2028 Notes Indenture (the “Supplemental Indenture”). The Supplemental Indenture became operative upon the Issuer’s acceptance for purchase of Notes representing the Requisite Consents, which occurred on October 5, 2021.

This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer. The Tender Offer and the Consent Solicitation are only being made pursuant to the Statement. The Tender Offer and the Consent Solicitation are not being made to Holders of Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Capitalized terms in this Item 8.01 not defined herein have the meanings attributed to them in the Statement.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Forward Looking Statements

Some of the statements contained in this filing and other reports, filings, and other public written and verbal announcements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date they were made and are based on our management's current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this filing and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 4, 2021, announcing the early tender results of the Tender Offer and Consent Solicitation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2021

ROCKET COMPANIES, INC.

By:	/s/ Julie Booth
Name:	Julie Booth
Title:	Chief Financial Officer and Treasurer